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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, DC  20549


                                       FORM 8-K


                                    CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


                                    DATE OF REPORT
                          (DATE OF EARLIEST EVENT REPORTED)
                                  SEPTEMBER 23, 1996


                        COUNTRY WIDE TRANSPORT SERVICES, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            COMMISSION FILE NUMBER 0-23360



                DELAWARE                             95-4105996
      (STATE OR OTHER JURISDICTION           (IRS EMPLOYER IDENTIFICATION
      OF INCORPORATION OR ORGANIZATION)      NUMBER)


                                325 NORTH COTA STREET
                                  CORONA, CALIFORNIA
                       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                        91720
                                      (ZIP CODE)

                  REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE
                                    (909) 549-6000

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Item 5.       OTHER SIGNIFICANT MATTERS

    Country Wide Transport Services, Inc. signed a letter of intent to be acquired by Continental American Transportation, Inc. The acquisition will be affected through an exchange of common stock (five shares of Country Wide for one share of American). The letter of intent is subject to a definitive agreement, approval of the parties Board of Directors, confirmation that the transaction can be treated as a pooling of interests, approval of all applicable regulatory agencies and the approval of both parties shareholders.


Item 7.(c)    EXHIBITS.

    Letter of intent follows.

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                      Continental American Transportation, Inc.
                                 495 Lovers Lane Road
                                Calhoun, Georgia 30701



                                  September 6, 1996

PERSONAL AND CONFIDENTIAL

VIA TELECOPY AND OVERNIGHT DELIVERY

Mr. Timothy Lepper
President and Chief Executive Officer
Country Wide Transport Services, Inc.
325 North Cota Street
Corona, California 91720

         RE:  Proposed Acquisition by Continental
              American Transportation, Inc.
              ("Continental")

Dear Mr. Lepper:

    This letter sets forth our understanding of the intent of the parties concerning the possible acquisition of Country Wide Transport Services, Inc. ("Country Wide") through an exchange of shares and warrants with Continental as more fully explained below. The further purpose of this letter is to acknowledge that Continental and Country Wide have reached an agreement in principle based upon our prior discussions and that we will move forward with the proposed transaction in good faith.

    The proposed terms of the purchase transaction are as follows:

    1. GENERAL . Country Wide has a capitalization of 15,000,000 shares authorized, 5,000,000 of which are preferred stock, $.01 par value per share, with no such shares issued and outstanding, and; 10,000,000 of which shares are common shares, $.02 par value per share, with 4,800,487 of such shares issued and outstanding as of March 31, 1996. Continental has a capitalization of 30,000,000 shares authorized, 10,000,000 of which are preferred stock, $1.00 par value per share, with no such shares issued and outstanding, and; 20,000,000 of which shares are common shares, no par value, with 4,377,469 of such shares issued and outstanding as of July 19, 1996.

    The acquisition of Country Wide will be effected through an exchange of our companies' common shares pursuant to which the shareholders of Country Wide shall deliver all of Country Wide's issued and outstanding common shares (the "Country Wide Shares") to Continental in exchange for shares of Continental's Common Stock and warrants to purchase additional Common Stock, on the basis of
(x) one (1) share of Continental's Common Stock for five (5) Country Wide Shares as well as (y) one (1) Continental warrant for each twenty (20) Country Wide Shares so exchanged (the "Acquisition"). Each of the Continental warrants (the "Warrant(s)") shall entitle its holder to purchase one (1) Common Share of Continental at the exercise price of $4.25 during an exercise period to be negotiated and subject to earlier expiration as described below; in the event the average trading price per share of Continental's Common Stock is $5.00 or more over any thirty (30) consecutive trading day period during the Warrant exercise period, the Warrant holders shall have thirty (30) days thereafter to exercise such Warrants which shall terminate automatically at 5:00 PM, Eastern time, on the 30th day of such period if not exercised. We acknowledge that the share exchange rate is based upon a preliminary review of various materials provided by you and upon our review of certain public documents.

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    2.   DUE DILIGENCE.  The Acquisition is subject to the results of our independent due diligence investigation and business review of Country Wide, which agrees to give reasonable access to Continental and its representatives with respect to its books and records, legal documents, and other material aspects of its business and affairs and to furnish us and our representatives with such additional information with respect to its business and affairs as we and our representatives shall from time to time request. On a mutually agreeable basis, Country Wide will make available to us access to its business sites, lawyers, accountants, customers and employees. Conjunctively, Continental will provide the same access to Country Wide and its representatives concerning its due diligence review of Continental and its business. Each party shall bear its own expenses to perform their respective due diligence review. Continental acknowledges that upon the consummation of the closing it shall pay an investment banking/finders fee to Raymond James & Associates and hereby agrees to indemnify Country Wide from and against any liability that may arise out of such relationship.

    3. CONFIDENTIALITY OF INFORMATION. Each party will hold in strict confidence all information concerning the business and affairs of the other party obtained from the other party (the "Confidential Material"), use such Confidential Material solely for the purpose of evaluating the subject transaction and only make available such information to such officers, employees and representatives (including legal and accounting representatives) as is necessary to evaluate the subject transactions or as may be required by law or regulation or to comply with the applicable requirements of any governmental agency. Confidential Material does not, however, include any such information which (I) is or becomes generally available to the public other than as a result of a disclosure by the receiving party, (ii) was know to the receiving party on a non-confidential basis prior to its disclosure by the disclosing party, or
(iii) becomes available to the receiving party on a non-confidential basis from a source other than the disclosing party or its agents, provided that such source is not bound by a confidentiality agreement with the disclosing party known to the receiving party. If the subject transaction contemplated are not consummated, each party will return or destroy all information so obtained. All parties further agree that they will consult with each other before issuing any press release or otherwise making any public statements with respect to the subject transactions contemplated in this agreement, and shall not issue any such press release or make any such public statement prior to such consultation or, after such consultation, if any party is not reasonably satisfied with the text of such release or statement.

    4. EXCLUSIVITY. In consideration of the time, expense, and effort which will be incurred by Continental in evaluating the subject transaction, neither Country Wide or its officers, directors or representatives will solicit or encourage offers from, or provide Confidential Material to any other party with respect to the sale of assets, stock or other interests in the businesses of Country Wide. Country Wide agrees to promptly notify Continental if it receives an unsolicited offer or solicitation of interest to buy assets, stock, or other interest in the business of Country Wide.

    5. CONDITIONS. Any obligations of the parties to consummate the Acquisition will be subject to, among other things, (a) the receipt of the unanimous approvals of the parties' respective Boards of Directors, (b) confirmation by the parties' respective auditors that the transactions can be treated as a pooling of interests pursuant to generally accepted accounting principles under the Internal Revenue Code of 1986, as amended, (c) the receipt of all approvals from applicable regulatory agencies (d) the receipt of the respective approvals of Country Wide's and Continental's shareholders, (e) the receipt by Continental of the written resignations of all the members of the Board of Directors of Country Wide and its subsidiaries, (f) the assumption by Continental of the employment agreements of Timothy Lepper and Wayne N. Parry,
(g) the normal warranties, representations and covenants that shall include (I) no material change in the financial condition of Country Wide and (ii) no issuances of equity or increases in debt above a to-be-negotiated threshold, and
(h) the filing by Continental of a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") registering the Continental Common Shares to be issued in the Acquisition, as well as those Continental Common Shares underlying the Warrants, and its being declared effective by the SEC.

    6. TERMINATION. If the parties are unable to agree on the terms and conditions of a definitive agreement of Acquisition by October 15, 1996, then this letter shall expire, and except as set forth in the following sentence, and subject to paragraphs 3 and 7 of this agreement, neither party shall have any further rights, duties or obligations hereunder, it is however agreed that either party may request that the termination date be extended to October 30, 1996, any such request will not be unreasonably withheld. If Country Wide is offered during this period a transaction by another party that Country Wide believes is a more favorable transaction for its shareholders and the Board of Directors of Country Wide, in the exercise of its fiduciary duty, decides to proceed with the new party, Country Wide may terminate this letter by notifying Continental in writing, reimbursing Continental for its out-of-pocket expenses in connection with the transactions and paying Continental a break-up fee of $1,000,000.

    7. NO ORAL MODIFICATIONS. This agreement cannot be changed, modified, altered or amended in any way, other than in writing signed by all parties.
This agreement supersedes any and all prior agreements, understandings and contracts between the parties, whether oral or written, including but not limited to those previously issued agreements issued by Continental and dated August 29, 1996, and August 14, 1996. In the event any dispute arises under the terms of this agreement, both parties agree to submit any such dispute or any claim arising hereunder to arbitration in the City of Atlanta, State of Georgia, under the applicable rules of the American Arbitration Association.

    If the foregoing meets with your approval, please return the enclosed counterpart signed where indicated and our accountants and other advisors will commence their due diligence investigation and our respective attorneys shall proceed to prepare a definitive purchase agreement. Except as set forth in paragraphs 3, 4 and 6, which shall be binding upon execution of this letter, this letter shall not constitute a binding legal commitment to close the subject transaction contemplated above until execution and delivery by the parties of a definitive agreement of Acquisition incorporating the terms hereof. We agree that this letter shall be governed by the laws of the State of Delaware.

    In further acknowledgment of our mutual concerns, please note that if we have not received a fully executed copy of this letter by 5:00 PM, Eastern Time, on September 10, 1996 we will consider our proposal to have been rejected and it will be deemed withdrawn without further notice or other action on our part.

                                                 Very truly yours,

                                                 CONTINENTAL AMERICAN
                                                 TRANSPORTATION,   INC.

                                                 By: S/Timothy Holstein
                                                     -------------------------
                                                      Timothy Holstein
                                                      Chairman of the Board,
                                                      President and Chief
                                                      Executive Officer


ACKNOWLEDGED, APPROVED AND CONFIRMED:
COUNTRY WIDE TRANSPORT SERVICES, INC.

By: S/Timothy Lepper
      --------------
     Timothy Lepper
     President and Chief
     Executive Officer
cat-CWTS.3 (updated 9/6/96)

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                                      SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                  COUNTRY WIDE TRANSPORT SERVICES, INC.
                                  Registrant


Date:  September 23, 1996         S/Timothy Lepper
                                    --------------

                                  Timothy Lepper
                                  President